As filed with the Securities and Exchange Commission on August 23, 2000
                                                    Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                CLECO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        LOUISIANA                                             72-1445282
     (STATE OR OTHER                                        (I.R.S. EMPLOYER
JURISDICTION OF INCORPORATION                              IDENTIFICATION NO.)
     OR ORGANIZATION)

  2030 DONAHUE FERRY ROAD
     PINEVILLE, LOUISIANA                                     71360-5226
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                         ------------------------------

                                CLECO CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)
                         ------------------------------

                              MICHAEL P. PRUDHOMME
                               CORPORATE SECRETARY
                                CLECO CORPORATION
                             2030 DONAHUE FERRY ROAD
                         PINEVILLE, LOUISIANA 71360-5226
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                  318-484-7400
           TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                         PROPOSED      PROPOSED
                                         MAXIMUM       MAXIMUM
 TITLE OF SECURITIES       AMOUNT        OFFERING     AGGREGATE      AMOUNT OF
  TO BE REGISTERED         TO BE        PRICE PER      OFFERING    REGISTRATION
                         REGISTERED      SHARE(1)      PRICE(1)        FEE
--------------------------------------------------------------------------------
Common Stock.......... 342,000 shares     $40.31     $13,786,020      $3,640
================================================================================

(1) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act") and based upon the average of high and low sales prices reported on the New York Stock Exchange on August 21, 2000.

                                EXPLANATORY NOTE

         This Registration Statement relates to the issuance by Cleco Corporation (the "Company") of an aggregate of 342,000 shares of $2.00 par value common stock, 322,000 of which are issuable under the Cleco Corporation Employee Stock Purchase Plan and 20,000 shares of which are issuable under the automatic dividend reinvestment feature duly adopted as an ancillary procedure with respect to such plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

* ITEM 1.  PLAN INFORMATION.

* ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         * The information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are hereby incorporated by this reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and

         (3) The description of the Company's common stock, par value $2.00 per share, is contained in the Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Registration Statement No. 333-71643-01), filed with the Commission on June 30, 1999, under the captions "Proposal Number 1 -- The Holding Company Proposal -- Dividends for Holding Company Shareholders," "Holding Company Capital Stock" and "Authorized Shares."


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


         In addition, all documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing by the Company of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 83 of the Business Corporation Law of the State of Louisiana (the "LBCL") provides that a corporation may indemnify any person against whom an action, suit or proceeding is brought or threatened, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another business, corporation, partnership or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, the indemnity is limited to expenses, including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with a defense or settlement; provided that no indemnity may be made in respect of any matter in which the person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in performance of his duty to the corporation unless and only to the extent that the court determines upon application that such person is fairly and reasonably entitled to such indemnity. To the extent a person had been successful on the merits or otherwise in defense of any action, the statute provides that he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Section 83 also provides for, among other things, procedures for indemnification; advancement of expenses; non-exclusivity of the provisions of Section 83 with respect to indemnification and advancement of expenses; and insurance, including self-insurance, with respect to liabilities incurred by directors, officers and others.

         Article IV of the Bylaws of the Company provides that the Company shall indemnify any person who was or is, or is threatened to be made, a party to or otherwise involved in any pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative (any such threatened, pending or completed proceeding being hereinafter called a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether the basis of his involvement in such Proceeding is alleged action or in an official capacity or in any other capacity while serving as such), to the fullest extent permitted by applicable law, from and against expenses, including attorney's fees, judgments, fines, amounts paid or to be paid in settlement, liability and loss, ERISA excise taxes, actually and reasonably incurred by him or on his behalf or suffered in connection with such Proceeding or any claim, issue or matter therein; provided, however, that, subject to certain exceptions set forth therein, the Company shall indemnify any such person claiming indemnity in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the board of directors.

         The Bylaws further provide that (i) the Company shall from time to time pay, in advance of final disposition, all Expenses (as therein defined) incurred by or on behalf of any person claiming indemnity thereunder in respect of any Proceeding, (ii) the right to indemnification provided therein is a contract right and no amendment, alteration or repeal of the Bylaws shall restrict the indemnification rights granted by the Bylaws as to any person claiming indemnification with respect to acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal, (iii) any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and legal representative of such person and (iv) the right of indemnification and to receive advancement of expenses contemplated by Section 1 of Article IV of the Bylaws are not exclusive of any other rights to which any person may at any time be otherwise entitled, provided that such other indemnification may not apply to a person's willful or intentional misconduct. The Bylaws also set forth certain procedural and evidentiary standards applicable to the enforcement of a claim thereunder.

         The Bylaws also provide that the Company (i) may procure or maintain insurance or other similar arrangement, at its expense, to protect itself and any director, officer, employee or agent of the Company or other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against or incurred by such person, whether or not the Company would have the power to indemnify such person against such expense or liability and (ii) shall indemnify officers and directors of the Company to the extent they are not covered by the insurance, whether or not such persons would otherwise be entitled to indemnification under the Bylaws, as provided in policies covering liabilities up to $85 million incurred by directors and officers in their capacities as such, and has fiduciary and employee benefit liability insurance policies covering liabilities up to $65 million incurred by directors, officers and certain other employees of the Company in connection with the administration of the Company's employee benefit plans.

         Section 24(C)(4) of the LBCL provides that a corporation may eliminate or limit the liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty, except for liability (i) for any beach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under Section 92(D) of the LBCL relating to unlawful dividends and other unlawful distributions, payments or returns of assets and (iv) for any transaction from which the director or officer derived an improper personal benefit. The Company's Articles of Incorporation include a provision consistent with Section 24(C)(4) of the LBCL. Such provision further provides that (a) if the LBCL is subsequently amended to authorize action further eliminating or limiting a director's or officer's liability, such liability will be eliminated or limited to the fullest extent permitted by such law, as so amended, and (b) if such provision limiting or eliminating liability is repealed or modified, the right or protection of a director or officer of the Company existing at the time of such repeal or modification will not be affected thereby.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.     EXHIBITS.

         See Exhibit Index.

ITEM 9.     UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers of shares are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(i)(1) and (a)(i)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pineville, State of Louisiana, on this 23rd day of August, 2000.

                                  CLECO CORPORATION



                                  By: /s/ Michael P. Prudhomme
                                      -------------------------------------
                                      Michael P. Prudhomme
                                      Corporate Secretary

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2000.

Signature                             Title


/s/ David M. Eppler                   President and Chief Executive Officer
---------------------------------     (Principal Executive Officer)
David M. Eppler


/s/ Thomas J. Howlin                  Senior Vice President - Financial Services
---------------------------------     and Chief Financial Officer (Principal
Thomas J. Howlin                      Financial Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Thomas J. Howlin and Michael
P. Prudhomme, and each of them severally, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Employee Stock Purchase Plan Registration Statement and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933 and other federal and state securities laws, in connection with the Employee Stock Purchase Plan, and to file any such documents or instruments with the Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                    TITLE                              DATE

/s/ Gregory L. Nesbitt       Chairman of the Board                April 28, 2000
--------------------------   Officer and Director
Gregory L. Nesbitt


/s/ David M. Eppler          President, Chief Operating           April 28, 2000
--------------------------   Officer and Director
David M. Eppler


/s/ Thomas J. Howlin         Senior Vice President - Financial    April 28, 2000
--------------------------   Services and Chief Financial Officer
Thomas J. Howlin               (Principal Financial Officer and
                                Principal Accounting Officer)


/s/ Sherian G. Cadoria                 Director                   April 28, 2000
--------------------------
Sherian G. Cadoria

/s/ Richard B. Crowell                 Director                   April 28, 2000
--------------------------
Richard B. Crowell

/s/ J. Patrick Garrett                 Director                   April 28, 2000
--------------------------
J. Patrick Garrett

/s/ F. Ben James, Jr.                  Director                   April 28, 2000
--------------------------
F. Ben James, Jr.


/s/ Elton R. King                      Director                   April 28, 2000
--------------------------
Elton R. King

/s/ A. DeLoach Martin, Jr.             Director                   April 28, 2000
-------------------------
A. DeLoach Martin, Jr.


/s/ Robert T. Ratcliff                 Director                   April 28, 2000
-------------------------
Robert T. Ratcliff

/s/ Edward M. Simmons                  Director                   April 28, 2000
-------------------------
Edward M. Simmons

/s/ William H. Walker, Jr.             Director                   April 28, 2000
-------------------------
William H. Walker, Jr.

                                  EXHIBIT INDEX

EXHIBIT

NUMBER   DOCUMENT DESCRIPTION

 *3.1 Articles of Incorporation of the Company, effective July 1, 1999 (filed as Exhibit A to the Proxy Statement and Prospectus included in the Registration Statement on Form S-4 filed on February 2, 1999, as amended, and incorporated herein by reference, Commission File No. 333-71643-01)

 *3.2 By-laws of the Company, effective as of July 1, 1999 (filed as Exhibit 3(d) to the Company's Registration Statement on Form S-4 filed on February 2, 1999, as amended, and incorporated herein by reference, Commission File No. 333-71643-01)

  4.3    Cleco Corporation Employee Stock Purchase Plan

    5    Opinion of Phelps Dunbar LLP

 23.1    Consent of PricewaterhouseCoopers LLP

 23.2    Consent of Phelps Dunbar LLP (included in Exhibit 5)

   24    Powers of Attorney (included on the Signature Page attached hereto)

    *    Incorporated herein by reference as indicated.


                                      II-9